UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 28, 2011

Bionovo, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-33498	20-5526892
(Commission File Number)	(IRS Employer Identification No.)

5858 Horton Street, Suite 400 Emeryville, CA 94608
(Address of Principal Executive Offices)	(Zip Code)

(510) 601-2000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On January 28, 2011, Bionovo, Inc., a Delaware corporation (the “Company”), entered into an Underwriting Agreement with Cowen and Company, LLC, pursuant to which the Company proposed to sell 30,031,200 units (each, a “Unit”), with each Unit consisting of one share of its common stock (each, a “Share”) and a warrant to purchase 0.5 shares of its common stock (each, a “Warrant”), to Cowen and Company, LLC in a registered underwritten public offering at an offering price of $1.00 per Unit (aggregate gross offering proceeds of $30,031,200) (the “Offering”). Each Warrant will have an exercise price of $1.30 per share, will be exercisable immediately after issuance on February 2, 2011 and will expire five years from the date of issuance. The Company has also granted the underwriter a 30-day option to purchase up to an additional 4,504,680 units (approximately 15% of the total number of Units initially offered), on the same terms and conditions, to cover over-allotments, if any.

The Underwriting Agreement contains customary representations, warranties and covenants of the Company, conditions to closing, indemnification obligations of the Company and the Underwriter, and termination and other provisions that are customary for transactions of this nature. The representations, warranties and covenants of the Company contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, are solely for the benefit of the parties to such agreement and may be subject to limitations agreed upon by the contracting parties. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or conditions of the Company. Rather, investors and the public should look to other disclosures contained in the Company’s filings with the Securities and Exchange Commission.

This description of the terms of the Underwriting Agreement is qualified in its entirety by the copy of the Underwriting Agreement which is attached as Exhibit 1.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 8.01	Other Events.

The disclosure contained under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

On February 2, 2011, the Company issued a press release announcing that it had closed the Offering of 30,031,200 Units. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The sole underwriter of the Offering was Cowen and Company, LLC.

A registration statement relating to these securities was declared effective by the Securities and Exchange Commission on January 27, 2011. The Offering was made by the Company only by means of a written prospectus forming part of the effective registration statement. You may obtain these documents for free by visiting EDGAR on the SEC’s website, at www.sec.gov. Alternatively, copies of the prospectus may be obtained from the offices of Cowen and Company, LLC (c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, Attn: Prospectus Department (631) 254-7106).

This current report shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Concurrently with the closing of the Offering, in accordance with the terms and conditions of the Underwriting Agreement, the Company issued a warrant to purchase 900,936 shares of Common Stock (approximately 3% of the number of Shares sold in the Offering) to Cowen and Company, LLC, which issuance is deemed to be underwriting compensation by FINRA (the “Underwriter Warrant”). The Underwriter Warrant has an exercise price of $1.625 per share (125% of the exercise price of the warrants sold in this offering), is not exercisable until six months after the date of issuance, will expire five years from the date of issuance on February 2, 2016, and has the same other terms, conditions, rights and preferences as the Warrants sold in the Offering.

This description of the terms of the Underwriter Warrant is qualified in its entirety by the form of Underwriter Warrant which is attached as Exhibit 4.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.	Exhibits.
(d)

Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated January 28, 2011, by and among Bionovo, Inc. and Cowen and Company, LLC

4.1	Form of Underwriter Warrant

99.1	Press Release of Bionovo, Inc. dated February 2, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIONOVO, INC.

Date: February 2, 2011	By:	/s/ Isaac Cohen
Isaac Cohen
Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement, dated January 28, 2011, by and among Bionovo, Inc. and Cowen and Company, LLC

4.1	Form of Underwriter Warrant

99.1	Press Release of Bionovo, Inc. dated February 2, 2011